EXHIBIT 21

SUBSIDIARIES                        NAMES UNDER            STATE OR OTHER
   OF THE                        WHICH SUBSIDIARIES         JURISDICTION
 REGISTRANT                         DO BUSINESS           OF INCORPORATION

Agencias Generales Conaven, C.A.       Conaven              Venezuela

Agencia Maritima del Istmo, S.A.         Same               Costa Rica

Almacenadora Conaven, S.A.             Conaven              Venezuela

Boyar Estates S.A.*                      Same               Luxembourg

Cape Fear Railways, Inc.                 Same               North Carolina

Cayman Freight Shipping Services,
Ltd.                                     Same               Cayman Islands

Chestnut Hill Farms Honduras, S. de
R.L. de C.V.                             Same               Honduras

Delta Packaging Company Ltd.*            Same               Nigeria

Desarrollo Industrial Bioacuatico,
S.A.*                                    Same               Ecuador

Eureka Chicken Limited *                 Same               Zambia

Franquicias Azucareras S.A.*             Same               Argentina

H&O Shipping Limited                     Same               Liberia

Ingenio y Refineria San Martin del
Tabacal S.R.L.                          Tabacal             Argentina

JacintoPort International LP             Same               Texas

KWABA - Sociedade Industrial e
Comercial, SARL*                         KWABA              Angola

Les Moulins d'Haiti S.E.M. (LHM)*        Same               Haiti

Lesotho Flour Mills Limited*             Same               Lesotho

Life Flour Mill Ltd.*                    Same               Nigeria

Minoterie de Matadi, S.A.R.L.*           Same               Democratic Republic
                                                            of Congo

Minoterie du Congo, S.A.                 Same               Republic of Congo

Mission Funding, L.L.C.                  Same               Delaware

Mobeira, SARL                            Same               Mozambique

Molinos Champion, S.A.*                  Same               Ecuador

Molinos del Ecuador, C.A.*               Same               Ecuador

Mount Dora Farms Inc.                    Same               Florida

National Milling Company of Guyana,
Ltd.                                     Same               Guyana

National Milling Corporation Limited     Same               Zambia

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                                     EXHIBIT 21
                                    (continued)

Productores de Alcoholes y Melaza
S.A.*                                    PAMSA              Argentina

Port of Miami Cold Storage, Inc.         Same               Florida

Representaciones Maritimas y Aereas,
S.A.                                     Same               Guatemala

Representaciones y Ventas S.A.*          Same               Ecuador

Sea Cargo, S.A.                          Same               Panama

Seaboard de Colombia, S.A.               Same               Colombia

Seaboard del Peru, S.A.                  Same               Peru

Seaboard Farms, Inc.                     Same               Oklahoma

Seaboard Freight & Shipping Jamaica
Limited                                  Same               Jamaica

Seaboard Honduras, S. de R.L. de C.V.    Same               Honduras

Seaboard Marine Bahamas, Ltd.            Same               Bahamas

Seaboard Marine of Haiti, S.E.           Same               Haiti

Seaboard Marine Ltd.                     Same               Liberia

Seaboard Marine of Florida, Inc.         Same               Florida

Seaboard Marine (Trinidad) Limited       Same               Trinidad

Seaboard Overseas Limited                Same               Bahamas

Seaboard Overseas Management Company,
Ltd.                                     Same               Bermuda

Seaboard Overseas Peru SRL               Same               Peru

Seaboard Overseas Trading and Shipping
(PTY) Ltd.                               Same               South Africa

Seaboard Ship Management Inc.            Same               Florida

Seaboard Software Innovations, Inc.      Same               Delaware

Seaboard Solutions, Inc.                 Same               Delaware

Seaboard Trading and Shipping Ltd.       Same               Kansas

Seaboard Transport Inc.                  Same               Oklahoma

Seaboard West Africa Limited             Same               Sierra Leone

Seaboard Zambia Commodity Trading
Limited                                  Same               Zambia

SEADOM, S.A.                             Same               Dominican Republic

Seamaritima, S.A. de C.V.                Same               Mexico

Shawnee Funding, Limited Partnership     Same               Delaware

Top Feeds Limited*                       Same               Nigeria

Transcontinental Capital Corp.
(Bermuda) Ltd.                           TCCB               Bermuda

Unga Holdings Limited*                   Unga               Kenya

*Represents a non-controlled, non-consolidated affiliate.

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